UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2008 (October 31, 2008)

Rapid Link, Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-22636	75-2461665
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5408 N. 99 th Street
Omaha, Nebraska 68134
(Address of principle executive offices, including Zip Code)

Registrant's telephone number, including area code (402) 392-7561

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

Item 1.01. Entry into or Modification of a Material Definitive Agreement

Amendment to the Security Agreement and Amendment to the Secured Revolving Note

On October 31, 2008, Rapid Link, Incorporated (the “Company”) entered into an agreement (“Agreement”) to (a) amend the Security Agreement dated March 31, 2008 issued by the Registrant to LV Administrative Services, Inc. (“Agent”) and certain lenders including, Lender, Valens U.S. SPV I (“Valens”) and Valens Offshore SPV II Corp. (“Valens II” and together with Valens, the “Lenders”) , and (b) amend the Secured Revolving Note dated July 11, 2008 in the original principle amount of $1,200,000 issued by the Registrant in favor of Valens.

The Security Agreement was amended by modifying the definition of “Accounts Availability” to mean the lesser of ninety percent (90%) of the net face amount of Eligible Accounts and Six Hundred Thousand Dollars ($600,000), and by modifying the definition of “Revolving Commitment Conditions” as set forth in Annex A of the Security Agreement to remove certain restrictions and covenants including “First EBITDA Target” and “Second EBITDA Target”.  The Secured Revolving Note was amended by modifying the interest payable on the outstanding principle amount of the note (the “Principle Amount”) to equal ten percent (10%) (the “Contract Rate”) per annum.

The Agreement entered into dated as of October 31, 2008 includes a provision by which the Lenders agree to the sale of the Company’s business located in Amador and Calaveras Counties, California (such business previously known as Communications Advantage/Web Breeze) provided certain conditions are met.

Item 3.02. Unregistered Sales of Equity Securities

On October 31, 2008, in connection with the Agreement and for value received, the Company issued warrants to purchase 8,750,000 Company shares of its common stock upon exercise at $0.01 per share to Valens.

We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act for the issuance of these securities.  Each recipient took its securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

4.2	Common Stock Purchase Warrant dated as of October 31, 2008 of Rapid Link, Incorporated issued to Valens U.S. SPV I, LLC.
10.1	Amendment No.2 to the Security Agreement and Amendment No.1 to the Secured Revolving Note by and among LV Administrative Services, Inc. and Rapid Link, Incorporated, and the lenders set forth therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPID LINK, INCORPORATED
Date: November 6, 2008	/s/ Michael T. McGuane
Michael T. McGuane Chief Financial Officer